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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): August 25, 2005

                              IMMUNICON CORPORATION
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               (Exact name of registrant specified in its charter)

           Delaware                   000-50677                 23-2269490
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 (State or other jurisdiction        (Commission             (I.R.S. Employer
      of incorporation)              File Number)          Identification No.)

 3401 Masons Mill Rd., Suite 100, Huntingdon Valley,
                   Pennsylvania                                    19006
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     (Address of principal executive offices)                   (Zip Code)

           Registrant's telephone, including area code: (215) 830-0777

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 2.05. COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES.

        On August 25, 2005, the Board of Directors of Immunicon Corporation (the "Company") approved actions to align staff levels and other expenses with the Company's current commercialization strategy and expectations for near-term revenue growth. This initiative included an immediate workforce reduction of approximately 25% of full-time equivalent staff principally in research and development, operations and certain support functions. The Company anticipates taking a charge in the third quarter of up to $1 million for severance and other costs related to these actions. Approximately half of the charge is anticipated for employee termination costs and the other half of the charge is anticipated for contract termination costs and other associated costs. Half of the cash expenditures are anticipated to be made during 2005 with the balance of the cash expenditures anticipated to be made during 2006.

        A significant component of the Company's workforce reduction involves employees who were involved in platform development programs that are now essentially completed, such as the Company's next generation cell analysis platform, the CellTracks Analyzer II(TM). This product was launched at the end of June 2005. Additionally, the Company has completed development of core reagents and ancillary components incorporated in cell analysis kits, most notably the CellSearch(TM) Circulating Tumor Cell (CTC) Kit, sold by Veridex, LLC, a Johnson & Johnson (NYSE: JNJ) company. The initiative also reflects the Company's analysis of its revenue and new customer growth; its recent discussions with Veridex concerning their plans for the remainder of 2005 and 2006; its desire to align its cost structure, execute its revised business plan and build shareholder value; and its assessment of risk and uncertainty regarding the Company's ability at the present time to extrapolate with confidence instrument placement and revenue growth rates. The initiative also reflects the Company's recognition of the importance of maintaining a strong balance sheet and that there is an adoption curve for new medical technology that is difficult to predict at the Company's present stage of commercialization.

ITEM 7.01. REGULATION FD DISCLOSURE.

        On August 29, 2005, the Company announced its actions to align staff levels and other expenses with its current commercialization strategy and expectations for near-term revenue growth. A copy of the press release for this announcement is furnished with this Current Report on Form 8-K as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

        (c) Exhibits.

               99.1 - Press release dated August 29, 2005.

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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              IMMUNICON CORPORATION

Date: August 29, 2005                         By:    JAMES G. MURPHY
                                                     ---------------------------
                                              Name:  James G. Murphy
                                              Title: Senior Vice President,
                                                     Finance and Administration,
                                                     and Chief Financial Officer

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                                  EXHIBIT INDEX

EXHIBIT NUMBER    DOCUMENT
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99.1              Press release dated August 29, 2005.